UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2013 (December 20, 2013)

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas
75248

(Address of principal executive offices)

(Zip Code)

(972) 931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2013, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an amended and restated secured credit agreement (the “Credit Agreement”) providing for a total financing of up to $260 million with KeyBank National Association as agent and lender; JPMorgan Chase Bank, N.A. as syndication agent and lender; and the other lenders from time to time parties thereto (collectively, the “Lenders”); KeyBanc Capital Markets and J. P. Morgan Securities LLC as co-lead arrangers and book runners; and U.S. Bank National Association, Fifth Third Bank and Wells Fargo Bank, National Association as co-documentation agents. The facility under this Credit Agreement allows Tier OP to borrow up to $260 million under a revolving line of credit (the “Facility”).

Subject to Lenders’ approval, the satisfaction of conditions imposed by Lenders in the Credit Agreement, and payments of certain activation fees to the agent and Lenders, the amount of the Facility may be increased up to $500 million in the aggregate.  We intend to use the Facility for general corporate purposes.  We have acted as a guarantor of the Facility.  At closing, we had approximately $258.8 million of available borrowings under the Facility.

The Facility matures on June 20, 2017.  The Facility may be extended for an additional one-year term and an additional six-month term upon payment of an extension fee in an amount equal to 15 basis points for the first extension request and 7.5 basis points for the second extension request based on the total amount of the Facility in effect on the original maturity date.

Loans under the Facility will bear interest at an annual rate that is equal to either, at Tier OP’s election, (1) the “base rate” (calculated as the greatest of (i) the agent’s “prime rate”; (ii) 0.5% above the Federal Funds Effective Rate; or (iii) LIBOR for an interest period of one month plus 1.0%) plus 1.35% or (2) LIBOR plus 2.35%.  Tier OP has the right to prepay the outstanding amount of the Facility under the Credit Agreement, in whole or in part, at any time without penalty or premium upon delivery of three days prior written notice, provided that any partial payment is in a minimum amount of $1 million.

All amounts owed under the Facility are guaranteed by us and certain subsidiaries of Tier OP.  Draws under the Facility will be secured by a perfected first priority lien and security interest in a collateral pool initially consisting of the real property and improvements known as 111 Woodcrest in Cherry Hill, New Jersey; 1650 Arch Street in Philadelphia, Pennsylvania; Three Eldridge Place in Houston, Texas; Centreport Office Center in Ft. Worth, Texas; 5104 Eisenhower Boulevard in Tampa, Florida; and FOUR40 S. LaSalle in Chicago, Illinois.

Upon the occurrence of any “event of default,” as described herein, all loans will bear interest payable on demand at a rate equal to 5% per annum above the base rate plus 1.35%, until the default is cured.  In addition, any interest or principal payable that is not paid within ten days of the date when due (or, in the case of amounts due at the maturity date or upon acceleration, within fifteen business days of that date) will be subject to a 4% late charge.  In addition to Tier OP failing to pay amounts when due and breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the bankruptcy or assignment for the benefit of creditors by Tier OP, us or its or our subsidiaries and in the case of such an event with respect to us or Tier OP, all loans will immediately become due and payable and the unused portion of the Facility will terminate; (2) failure to pay when due any recourse indebtedness in excess of $10 million or non-recourse indebtedness in excess of $75 million; and (3) the occurrence of a “change in control,” as defined in the Credit Agreement.  If an event of default occurs and is not cured within any applicable grace period, the Lenders may accelerate the maturity of all outstanding loans and terminate their obligation to make any future loans.

The Credit Agreement contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Credit Agreement.  Among other things, the Credit Agreement restricts both Tier OP and us from (1) incurring any indebtedness or liens, other than “permitted indebtedness” and “permitted encumbrances,” as summarized below and (2) paying distributions during any period of four consecutive quarters if the aggregate distributions paid or declared during that period would exceed 95% of our funds from operations during that period.  Tier OP’s ability to borrow under the Credit Agreement also will be subject to its ongoing compliance with certain financial covenants, including that the consolidated total indebtedness of Tier OP, us and our subsidiaries will not exceed 65% of our “Total Asset Value,” as defined in the Credit Agreement, through December 31, 2015, and 60% thereafter.

As used herein, the term “permitted indebtedness” includes: (1) indebtedness arising under the Credit Agreement; (2) current liabilities incurred in the ordinary course of business; (3) indebtedness in respect of taxes, assessments or governmental charges not yet delinquent or being contested as permitted under the loan documents; (4) indebtedness in respect of judgments not resulting in an event of default; (5) endorsements for collection, deposit or negotiation incurred in the ordinary course of business; (6) indebtedness in respect of derivatives contracts incurred in the ordinary course of business; (7) indebtedness in respect of capitalized leases and unsecured claims in respect of non-recourse carveouts, not to exceed $15 million in the aggregate at any one time; (8) subject to certain provisions, non-recourse indebtedness secured by real estate; (9) subject to certain provisions, secured or unsecured debt that is recourse indebtedness, provided that the aggregate amount of the indebtedness may not exceed $75 million; and (10) unsecured indebtedness of subsidiaries of Tier OP to Tier OP.  As used herein, the term “permitted encumbrances” includes: (a) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance; (c) mortgage liens on real estate and related personal property securing indebtedness of the type described in (8) and (9) above; (d) encumbrances on property such as easements and rights of way, and other non-monetary liens or encumbrances; (e) deposits to secure bids, contracts (other than contracts for indebtedness), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (f) rights of setoff or liens upon deposits of cash in favor of banks or depository institutions; (g) permitted capitalized leases; (h) liens in favor of the agent and the Lenders under the Credit Agreement; and (i) leases, liens and encumbrances on mortgaged property expressly permitted under the terms of the mortgage relating thereto.

Tier OP is required to pay certain fees under the Credit Agreement and documents executed in connection therewith, including an annual administrative fee in an amount equal to $65,000 per annum.

The information set forth above with respect to the Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement.

Item 7.01                                           Regulation FD Disclosure.

On December 27, 2013, we issued a press release with respect to closing of the Facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of December 20, 2013, among Tier Operating Partnership LP, as Borrower, the several lenders from time to time parties thereto, KeyBank National Association, as Agent, KeyBanc Capital Markets and J.P. Morgan Securities LLC, as Co-Lead Arrangers and Book Runners, JPMorgan Chase Bank, N.A., as Syndication Agent, and U.S. Bank National Association, Fifth Third Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents

10.2

Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of December 20, 2013, by TIER REIT, Inc. and the subsidiary guarantors identified on the signature pages thereto, to and for the benefit of KeyBank National Association for itself and the lenders under the Credit Agreement

99.1	Press Release dated December 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: December 27, 2013	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Senior Vice President - Legal, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of December 20, 2013, among Tier Operating Partnership LP, as Borrower, the several lenders from time to time parties thereto, KeyBank National Association, as Agent, KeyBanc Capital Markets and J.P. Morgan Securities LLC, as Co-Lead Arrangers and Book Runners, JPMorgan Chase Bank, N.A., as Syndication Agent, and U.S. Bank National Association, Fifth Third Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents

10.2

Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of December 20, 2013, by TIER REIT, Inc. and the subsidiary guarantors identified on the signature pages thereto, to and for the benefit of KeyBank National Association for itself and the lenders under the Credit Agreement

99.1	Press Release dated December 27, 2013